Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-159159, 333-183488 and 333-198674 on Form S-8 and Registration Statement No. 333-198675 on Form S-3 of Imprimis Pharmaceuticals, Inc. of our report dated March 12, 2015, relating to the financial statements of South Coast Specialty Compounding, Inc. d/b/a Park Compounding, which appears in this Form 8-K/A of Imprimis Pharmaceuticals, Inc. dated March 12, 2015.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California
March 12, 2015